Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-271485, 333-259187 and 333-287290 on Form S-8 of our reports dated April 8, 2026 relating to the financial statements of ATRenew Inc. and the effectiveness of ATRenew Inc.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP Shanghai, the People’s Republic of China April 8, 2026